GAMING AND LEISURE PROPERTIES, INC. REPORTS FOURTH QUARTER 2021 RESULTS
Establishes 2021 First Quarter Dividend of $0.69 per Common Share

WYOMISSING, PA — February 24, 2022 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI” or the “Company”) today announced financial results for the fourth quarter and year-ended December 31, 2021.

Financial Highlights

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share data)	2021 Actual	2020 Actual	2021 Actual	2020 Actual
Total Revenue	$298.3	$300.2	$1,216.4	$1,153.2
Income From Operations	$204.4	$241.5	$841.8	$809.3
Net income	$119.6	$169.3	$534.1	$505.7
FFO (1) (4)	$178.0	$184.1	$765.7	$684.4
AFFO (2) (4)	$205.3	$193.4	$812.0	$757.4
Adjusted EBITDA (3) (4)	$277.2	$264.6	$1,096.6	$1,035.5
Net income, per diluted common share and OP units (4)	$0.50	$0.74	$2.26	$2.30
FFO, per diluted common share and OP units (4)	$0.74	$0.81	$3.24	$3.11
AFFO, per diluted common share and OP units (4)	$0.85	$0.85	$3.44	$3.45

(1)  FFO is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)  AFFO is FFO, excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, amortization of land rights, straight-line rent adjustments, gains on sales of operations, net of tax, losses on debt extinguishment, and provision for credit losses, net, reduced by capital maintenance expenditures.

(3)  Adjusted EBITDA is net income, excluding interest, income tax expense, depreciation, (gains) or losses from sales of property and gains on sales of operations net of tax, stock based compensation expense, straight-line rent adjustments, amortization of land rights, losses on debt extinguishment, and provision for credit losses, net.

(4)  Metrics are presented assuming full conversion of limited partnership units to common shares and therefore before the income statement impact of non-controlling interests.

Peter Carlino, Chairman and Chief Executive Officer of GLPI, commented, “The fourth quarter of 2021 was an active and productive period for GLPI marked by strong operating results and increased dividends as we continue to leverage our deep knowledge of the gaming sector to drive long-term growth while actively managing our tenant relationships, financing activities and capital structure.

“During the fourth quarter, we added a new marquee tenant to our roster of the nation’s leading regional gaming operators through the completion of new lease and partnership agreements with The Cordish Companies (“Cordish”), a preeminent developer of large-scale experiential real estate projects, casinos, hospitality and entertainment districts. The new leases have strong rent coverage at an accretive cap rate and grow our rental cash flows while further expanding and diversifying our tenant base. Furthermore, our agreement with Cordish aligns both companies for potential future casino development and financing partnerships in other areas of their portfolio of real estate and operating businesses. We closed the acquisition of the real property assets of Live! Casino & Hotel Maryland ("Maryland Live!") in a creative manner, by assuming approximately $363 million in debt (which has since been repaid) and issuing approximately $200 million of operating partnership units. The remaining consideration was a mix of cash on hand, proceeds of our December 3.250% senior unsecured notes offering and our recent common stock offering which also partially prefunds the acquisition of the real property assets of Live! Casino & Hotel Philadelphia and Live! Casino Pittsburgh, for which we entered into definitive agreements during the fourth quarter.

“During the quarter, we also completed the sale of the operations of Hollywood Casino Baton Rouge to Casino Queen and entered into an amended and restated master lease with Casino Queen, which added the Baton Rouge facility to their existing lease for the DraftKings at Casino Queen property in East St. Louis. As with our Cordish and Bally's Corporation ("Bally's") arrangement, we have structured a longer-term opportunity with Casino Queen as we now have the right of first refusal for other sale leaseback transactions for up to an incremental $50 million of rent over the next 2 years.

“In the second half of this year, we expect to complete the acquisition of the real estate assets of Bally's Corporation’s casino properties in Rock Island, Illinois and Black Hawk, Colorado subsequent to which we will add these properties to the existing Bally’s master lease. We have positioned GLPI for future growth opportunities with Bally’s by securing the right of first refusal to fund real property acquisition or development project costs associated with all potential future transactions in Michigan, Maryland, Virginia and New York through one or more sale-leaseback or similar transactions for a term of seven years.

“Looking forward, we believe GLPI is well positioned to deliver long-term growth based on our relationships with the nation’s most esteemed regional gaming operators, our rights and options to participate in select tenants’ future growth and expansion initiatives, and our ability to structure and fund transactions at attractive rates. Taken together, these factors support our confidence that the Company is well positioned to extend its long-term record of shareholder value creation.”

Recent Developments

•As of December 31, 2021, all of our tenants were current with respect to their rental obligations, inclusive of $1.3 million in rent collected during the fourth quarter from Casino Queen, which was deferred earlier in 2021 related to COVID-19 closures. All of our properties are currently open to the public.

•On December 17, 2021, the Company completed its previously announced transaction to sell the operations of Hollywood Casino Baton Rouge ("HCBR") to Casino Queen for $28.2 million, resulting in a pre-tax gain of $6.8 million ($7.7 million after-tax loss). GLPI continues to own the real estate and entered into an amended and restated master lease with Casino Queen, which includes their DraftKings at Casino Queen property in East St. Louis and the HCBR facility, for annual cash rent of $21.4 million with a new initial term of 15 years and four 5-year extensions. Rent will be increased annually by 0.5% for the first six years. Beginning with the seventh lease year through the remainder of the lease term, if the Consumer Price Index ("CPI") increases by at least 0.25% for any lease year, annual rent shall be increased by 1.25%; if the CPI increase is less than 0.25%, rent will remain unchanged for such lease year. GLPI will complete the previously announced land side development project at HCBR and the rent under the master lease will be adjusted upon completion to reflect a yield of 8.25% on our project costs. GLPI will also have a right of first refusal with Casino Queen for other sale leaseback transactions for up to an incremental $50 million of rent over the next 2 years. Finally, GLPI received a one-time cash payment of $4 million in satisfaction of the outstanding loan to Casino Queen which was recorded in provision for credit losses, net and has been excluded from AFFO and Adjusted EBITDA.

•On December 6, 2021, GLPI announced it had agreed to acquire the real property assets of Maryland Live!, Live! Casino & Hotel Philadelphia, and Live! Casino Pittsburgh, including applicable long-term ground leases, from affiliates of Cordish for $1.81 billion. The transaction also includes a binding partnership on future Cordish casino developments, as well as potential financing partnerships between GLPI and Cordish in other areas of Cordish's portfolio of real estate and operating businesses. GLPI will enter into a new triple-net master lease with Cordish for Live! Casino & Hotel Philadelphia, and Live! Casino Pittsburgh that will have an initial annual rent of $50.0 million. On December 29, 2021, GLPI completed its acquisition of the real property assets of Maryland Live! and entered into a single asset lease for the property which has an initial annual rent of $75.0 million (the "Maryland Live! Lease"). The master lease and the Maryland Live! Lease will have and have initial terms of 39 years, with a maximum of 60 years inclusive of tenant renewal options. The initial annual cash rents on both leases contain a 1.75% fixed yearly escalator on the entirety of the rent, commencing upon the second anniversary of the leases.

•After the announcement of the Cordish transactions, GLPI announced a common stock offering and a Senior Note offering to partially finance the transactions. GLPI issued 8,855,000 shares raising net proceeds of approximately $391.5 million and issued $800 million of 10 year senior unsecured notes with a coupon of 3.25%, priced at 99.376% to par. In connection with the closing of the Maryland Live! acquisition, the Company also issued 4.35 million operating partnership units ("OP units") to affiliates of Cordish which are exchangeable into common shares of the Company on a one for one basis.

•On April 13, 2021, GLPI announced an agreement to acquire the real estate assets of Bally's (NYSE: BALY) casino properties in Rock Island, Illinois and Black Hawk, Colorado, for total consideration of $150 million. The parties expect to add the properties to the master lease created in connection with Bally's acquisition of Tropicana Evansville and Dover Downs Hotel & Casino (the "Bally's Master Lease") (described more fully below). These transactions are expected to generate incremental annualized rent of $12.0 million, with a normalized rent coverage of 2.25x in the first calendar year post-acquisition. The transactions are expected to close in the second half of 2022.

•As part of the Rock Island and Black Hawk acquisitions, Bally’s also granted GLPI a right of first refusal to fund the real property acquisition or development project costs associated with all potential future transactions in Michigan, Maryland, Virginia and New York through one or more sale-leaseback or similar transactions for a term of seven years.

•Bally’s also agreed to acquire both GLPI’s non-land real estate assets and Penn National Gaming, Inc.'s ("Penn's") (NASDAQ: PENN) outstanding equity interests in Tropicana Las Vegas Hotel and Casino, Inc. for an aggregate cash acquisition price of $150 million. GLPI will retain ownership of the land and concurrently enter into a 50-year ground lease with Bally's for an initial annual rent of $10.5 million. The ground lease will be supported by a Bally’s corporate guarantee, cross-defaulted with the Bally’s Master Lease. This transaction is expected to close in the second half of 2022.

Dividends

On November 29, 2021, the Company's Board of Directors declared a fourth quarter dividend of $0.67 per share on the Company's common stock. The dividend was paid on December 23, 2021 to shareholders of record on December 9, 2021.

The Company completed a special earnings and profits dividend related to the sale of the operations of HCBR and Hollywood Casino Perryville of $0.24 per share on the Company's common stock. This dividend was paid on January 7, 2022 to shareholders of record on December 27, 2021.

On February 24, 2022, the Company's Board of Directors declared the first quarter 2022 dividend of $0.69 per common share, payable on March 25, 2022 to shareholders of record on March 11, 2022.
Portfolio Update

GLPI's primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of December 31, 2021, GLPI's portfolio consisted of interests in 51 gaming and related facilities, including approximately 35 acres of real estate at Tropicana Las Vegas, the real property associated with 34 gaming and related facilities operated by Penn (excluding the Tropicana Las Vegas), the real property associated with 7 gaming and related facilities operated by Caesars Entertainment, Inc. ("Caesars"), the real property associated with 4 gaming and related facilities operated by Boyd Gaming Corporation (NYSE: BYD), the real property associated with 2 gaming and related facilities operated by Bally's, the real property associated with gaming and related facilities at Live! Casino & Hotel Maryland operated by Cordish and the real property associated with 2 gaming and related facilities operated by Casino Queen. These facilities are geographically diversified across 17 states and contain approximately 27.6 million square feet of improvements.

Conference Call Details

The Company will hold a conference call on February 25, 2022 at 10:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877/407-0784
International: 1-201/689-8560

Conference Call Playback:
Domestic: 1-844/512-2921
International: 1-412/317-6671
Passcode: 13715360
The playback can be accessed through Friday, March 4, 2022.

Webcast
The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary software. A replay of the call will also be available for 90 days thereafter on the Company’s website.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues
Rental income	$285,461	$268,325	$1,106,658	$1,031,036
Interest income from real estate loans	—	—	—	19,130
Total income from real estate	285,461	268,325	1,106,658	1,050,166
Gaming, food, beverage and other	12,874	31,836	109,693	102,999
Total revenues	298,335	300,161	1,216,351	1,153,165

Operating expenses
Gaming, food, beverage and other	4,965	17,162	53,039	56,698
Land rights and ground lease expense	13,052	7,098	37,390	29,041
General and administrative	15,276	16,844	61,245	68,572
Gains from dispositions	(7,029)	(41,390)	(21,751)	(41,393)
Depreciation	59,401	58,940	236,434	230,973
Provision for credit losses, net	8,226	—	8,226	—
Total operating expenses	93,891	58,654	374,583	343,891
Income from operations	204,444	241,507	841,768	809,274

Other income (expenses)
Interest expense	(71,779)	(70,485)	(283,037)	(282,142)
Interest income	13	78	197	569
Insurance gain	3,500	—	3,500	—
Losses on debt extinguishment	—	—	—	(18,113)
Total other expenses	(68,266)	(70,407)	(279,340)	(299,686)

Income before income taxes	136,178	171,100	562,428	509,588
Income tax provision	16,551	1,759	28,342	3,877
Net income	$119,627	$169,341	$534,086	$505,711
Less: Net income attributable to noncontrolling interest in Operating Partnership	(39)	—	(39)	—
Net income attributable to common shareholders	119,588	$169,341	$534,047	$505,711

Earnings per common share:
Basic earnings attributable to common shareholders	$0.50	$0.75	$2.27	$2.31
Diluted earnings attributable to common shareholders	$0.50	$0.74	$2.26	$2.30

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	TOTAL REVENUES		ADJUSTED EBITDA
	Three Months Ended December 31,		Three Months Ended December 31,
	2021	2020	2021	2020
Real estate	$283,458	$268,325	$266,882	$255,430
TRS Segment	14,877	31,836	10,301	9,122
Total	$298,335	$300,161	$277,183	$264,552

	TOTAL REVENUES		ADJUSTED EBITDA
	Year Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Real estate	1,102,653	1,050,166	$1,050,844	$1,009,708
TRS Segment	113,698	102,999	$45,787	$25,748
Total	$1,216,351	$1,153,165	$1,096,631	$1,035,456

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expense (1)
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Real estate general and administrative expenses	$12,225	$11,292	$42,993	$48,019
TRS Segment general and administrative expenses	3,051	5,552	18,252	20,553
Total reported general and administrative expenses	15,276	16,844	61,245	68,572

(1) General and administrative expenses include payroll related expenses, insurance, utilities, professional fees and other administrative costs.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Three Months Ended December 31, 2021	Building base rent	Land base rent	Percentage rent	Total cash rental income	Straight-line rent adjustments	Ground rent in revenue	Other rental revenue	Total rental income
Penn Master Lease	$70,783	$23,492	$23,532	$117,807	$2,231	$684	$—	$120,722
Amended Pinnacle Master Lease	57,936	17,814	6,695	82,445	(4,836)	2,077	—	79,686
Penn Meadows Lease	3,953	—	2,262	6,215	571	—	60	6,846
Penn Morgantown Lease	—	750	—	750	—	—	—	750
Penn Perryville Lease (1)	1,457	485	—	1,942	60	—	—	2,002
Caesars Master Lease	15,628	5,933	—	21,561	2,590	378	—	24,529
Lumiere Place Lease	5,772	—	—	5,772	544	—	—	6,316
BYD Master Lease	19,290	2,946	2,461	24,697	574	551	—	25,822
BYD Belterra Lease	681	474	454	1,609	(303)	—	—	1,306
Bally's Master Lease	10,000	—	—	10,000	—	2,263	—	12,263
Casino Queen Master Lease	3,366	—	1,835	5,201	18	—	—	5,219
Total	$188,866	$51,894	$37,239	$277,999	$1,449	$5,953	$60	$285,461

Year Ended December 31, 2021	Building base rent	Land base rent	Percentage rent	Total cash rental income	Straight-line rent adjustments	Ground rent in revenue	Other rental revenue	Total rental income
Penn Master Lease	$280,338	$93,969	$97,814	472,121	$8,926	$3,013	$12	$484,072
Amended Pinnacle Master Lease	230,230	71,256	26,779	328,265	(19,346)	7,430	—	316,349
Penn Meadows Lease	15,811	—	9,046	24,857	2,288	—	195	27,340
Penn Morgantown Lease	—	3,000	—	3,000	—	—	—	3,000
Penn Perryville Lease (1)	2,914	971	—	3,885	120	—	—	4,005
Caesars Master Lease	62,514	23,729	—	86,243	10,358	1,586	—	98,187
Lumiere Place Lease	22,875	—	—	22,875	544	—	—	23,419
BYD Master Lease	76,652	11,785	9,845	98,282	2,296	1,726	—	102,304
BYD Belterra Lease	2,709	1,894	1,817	6,420	(1,211)	—	—	5,209
Bally's Master Lease	23,111	—	—	23,111	—	4,832	—	27,943
Casino Queen Master Lease	9,388	—	5,424	14,812	18	—	—	14,830
Total	$726,542	$206,604	$150,725	$1,083,871	$3,993	$18,587	$207	$1,106,658

(1) Rent for the Perryville Lease has been recorded in the TRS segment.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income	$119,627	$169,341	$534,086	$505,711
(Gains) losses from dispositions of property	(206)	(41,390)	711	(41,393)
Real estate depreciation	58,564	56,141	230,941	220,069
Funds from operations	$177,985	$184,092	$765,738	$684,387
Straight-line rent adjustments	(1,449)	(818)	(3,993)	4,576
Other depreciation (1)	837	2,799	5,493	10,904
Amortization of land rights	6,445	2,961	15,616	12,022
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,519	2,471	9,929	10,503
Stock based compensation	3,645	3,352	16,831	20,004
Loss (gain) on sale of operations, net of tax	7,730	—	(3,560)	—
Losses on debt extinguishment	—	—	—	18,113
Provision for credit losses, net	8,226	—	8,226	—
Capital maintenance expenditures (2)	(615)	(1,501)	(2,270)	(3,130)
Adjusted funds from operations	$205,323	$193,356	$812,010	$757,379
Interest, net	71,766	70,407	282,840	281,573
Income tax expense	1,998	1,759	9,440	3,877
Capital maintenance expenditures (2)	615	1,501	2,270	3,130
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,519)	(2,471)	(9,929)	(10,503)
Adjusted EBITDA	$277,183	$264,552	$1,096,631	$1,035,456

Net income, per diluted common shares and OP units	$0.50	$0.74	$2.26	$2.30
FFO, per diluted common share and OP units	$0.74	$0.81	$3.24	$3.11
AFFO, per diluted common share and OP units	$0.85	$0.85	$3.44	$3.45

Weighted average number of common shares and OP units outstanding
Diluted common shares	241,369,486	227,842,874	236,230,630	219,772,725
OP units	141,808	—	35,743	—
Diluted common shares and OP units	241,511,294	227,842,874	236,266,373	219,772,725

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, AFFO to Adjusted EBITDA and
Adjusted EBITDA to Cash Net Operating Income
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income	$123,443	$168,585	$514,883	$508,060
(Gains) losses from dispositions of property	(225)	(41,402)	604	(41,402)
Real estate depreciation	58,321	56,141	230,333	220,069
Funds from operations	$181,539	$183,324	$745,820	$686,727
Straight-line rent adjustments	(1,389)	(818)	(3,873)	4,576
Other depreciation (1)	470	480	1,881	1,972
Amortization of land rights	6,445	2,961	15,616	12,022
Amortization of debt issuance costs, bond premiums and original issuance discounts and premiums	2,519	2,471	9,929	10,503
Stock based compensation	3,645	3,352	16,831	20,004
Losses on debt extinguishment	—	—	—	18,113
Provision for credit losses, net	8,226	—	8,226	—
Capital maintenance expenditures (2)	—	(31)	(65)	(186)
Adjusted funds from operations	$201,455	$191,739	$794,365	$753,731
Interest, net (3)	67,742	65,949	265,439	265,597
Income tax expense	204	182	904	697
Capital maintenance expenditures (2)	—	31	65	186
Amortization of debt issuance costs, bond premiums and original issuance discounts and premiums	(2,519)	(2,471)	(9,929)	(10,503)
Adjusted EBITDA	$266,882	$255,430	$1,050,844	$1,009,708

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Adjusted EBITDA	$266,882	$255,430	$1,050,844	$1,009,708
Real estate general and administrative expenses	12,225	11,292	42,993	48,019
Stock based compensation	(3,645)	(3,352)	(16,831)	(20,004)
REIT Cash net operating income (4)	$275,462	$263,370	$1,077,006	$1,037,723

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

(3)  Interest, net, is net of intercompany interest eliminations of $4.0 million and $17.4 million for the three months and year ended December 31, 2021, compared to $4.5 million and $16.0 million for the corresponding periods in the prior year.

(4) REIT cash net operating income is rental and other property income, less cash property level expenses. Amounts for the three months and year ended December 31, 2021 exclude cash rents of $1.9 million and $3.9 million, respectively, from the Perryville Lease which was recorded in the TRS segment.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
TRS Segment
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income	$(3,816)	$756	$19,203	$(2,349)
Losses from dispositions of property	19	12	107	9
Real estate depreciation	243	—	608	—
Funds from operations	$(3,554)	$768	$19,918	$(2,340)
Other depreciation (1)	367	2,319	3,612	8,932
Loss (gain) on sale of operations, net of tax	7,730	—	(3,560)	—
Straight-line rent adjustments	(60)	—	(120)	—
Capital maintenance expenditures (2)	(615)	(1,470)	(2,205)	(2,944)
Adjusted funds from operations	$3,868	$1,617	$17,645	$3,648
Interest, net	4,024	4,458	17,401	15,976
Income tax expense	1,794	1,577	8,536	3,180
Capital maintenance expenditures (2)	615	1,470	2,205	2,944
Adjusted EBITDA	$10,301	$9,122	$45,787	$25,748

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Gaming and Leisure Properties, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2021	December 31, 2020

Assets
Real estate investments, net	$7,777,551	$7,287,158
Investment in leases, financing receivables - net	1,201,670	—
Property and equipment, used in operations, net	12,977	80,618
Assets held for sale	77,728	61,448
Tropicana, Las Vegas Investment	—	304,831
Right-of-use assets and land rights, net	851,819	769,197
Cash and cash equivalents	724,595	486,451
Other assets	44,109	44,665
Total assets	$10,690,449	$9,034,368

Liabilities
Accounts payable	$779	$375
Dividend payable and accrued expenses	62,764	398
Accrued interest	71,810	72,285
Accrued salaries and wages	6,798	5,849
Gaming, property, and other taxes	502	146
Income taxes payable	5,166	—
Operating lease liabilities	183,945	152,203
Financing lease liabilities	53,309	—
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	6,552,372	5,754,689
Deferred rental revenue	329,068	333,061
Deferred tax liabilities	—	359
Other liabilities	33,796	39,985
Total liabilities	7,300,309	6,359,350

Equity
	00
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at December 31, 2021 and December 31, 2020)	—	—
Common stock ($.01 par value, 500,000,000 shares authorized, 247,206,937 shares and 232,452,220 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively)	2,472	2,325
Additional paid-in capital	4,953,943	4,284,789
Retained deficit	(1,771,402)	(1,612,096)
Total equity attributable to Gaming and Leisure Properties	3,185,013	2,675,018
Noncontrolling interests in GLPI's Operating Partnership (4,348,774 units and no units outstanding at December 31, 2021 and December 31, 2020, respectively)	205,127	—
Total equity	3,390,140	2,675,018
Total liabilities and equity	$10,690,449	$9,034,368

Debt Capitalization

The Company had $724.6 million of unrestricted cash and $6.55 billion in total debt at December 31, 2021.  The Company’s debt structure as of December 31, 2021 was as follows:

	Years to Maturity	Interest Rate	Balance
			(in thousands)
Unsecured $1,175 Million Revolver Due May 2023 (1)	1.4	—%	$—
Unsecured Term Loan A-2 Due May 2023 (1)	1.4	1.60%	424,019
Senior Unsecured Notes Due November 2023	1.8	5.38%	500,000
Senior Unsecured Notes Due September 2024	2.7	3.35%	400,000
Senior Unsecured Notes Due June 2025	3.4	5.25%	850,000
Senior Unsecured Notes Due April 2026	4.3	5.38%	975,000
Senior Unsecured Notes Due June 2028	6.4	5.75%	500,000
Senior Unsecured Notes Due January 2029	7.0	5.30%	750,000
Senior Unsecured Notes Due January 2030	8.0	4.00%	700,000
Senior Unsecured Notes Due January 2031	9.0	4.00%	700,000
Senior Unsecured Notes due January 2032	10.0	3.25%	800,000
Other	4.7	4.78%	725
Total long-term debt			6,599,744
Less: unamortized debt issuance costs, bond premiums and original issuance discounts			(47,372)
Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts			$6,552,372
Weighted average	5.8	4.46%

(1)  The rate on the term loan facility and revolver is LIBOR plus 1.50%.
(2)  Total debt net of cash totaled $5.83 billion at December 31, 2021.

Rating Agency Update - Issue Rating

Rating Agency	Rating
Standard & Poor's	BBB-
Fitch	BBB-
Moody's	Ba1

Properties

Description	Location	Date Acquired	Tenant/Operator
PENN Master Lease (19 Properties)
Hollywood Casino Lawrenceburg	Lawrenceburg, IN	11/1/2013	PENN
Hollywood Casino Aurora	Aurora, IL	11/1/2013	PENN
Hollywood Casino Joliet	Joliet, IL	11/1/2013	PENN
Argosy Casino Alton	Alton, IL	11/1/2013	PENN
Hollywood Casino Toledo	Toledo, OH	11/1/2013	PENN
Hollywood Casino Columbus	Columbus, OH	11/1/2013	PENN
Hollywood Casino at Charles Town Races	Charles Town, WV	11/1/2013	PENN
Hollywood Casino at Penn National Race Course	Grantville, PA	11/1/2013	PENN
M Resort	Henderson, NV	11/1/2013	PENN
Hollywood Casino Bangor	Bangor, ME	11/1/2013	PENN
Zia Park Casino	Hobbs, NM	11/1/2013	PENN
Hollywood Casino Gulf Coast	Bay St. Louis, MS	11/1/2013	PENN
Argosy Casino Riverside	Riverside, MO	11/1/2013	PENN
Hollywood Casino Tunica	Tunica, MS	11/1/2013	PENN
Boomtown Biloxi	Biloxi, MS	11/1/2013	PENN
Hollywood Casino St. Louis	Maryland Heights, MO	11/1/2013	PENN
Hollywood Gaming Casino at Dayton Raceway	Dayton, OH	11/1/2013	PENN
Hollywood Gaming Casino at Mahoning Valley Race Track	Youngstown, OH	11/1/2013	PENN
1st Jackpot Casino	Tunica, MS	5/1/2017	PENN
Amended Pinnacle Master Lease (12 Properties)
Ameristar Black Hawk	Black Hawk, CO	4/28/2016	PENN
Ameristar East Chicago	East Chicago, IN	4/28/2016	PENN
Ameristar Council Bluffs	Council Bluffs, IA	4/28/2016	PENN
L'Auberge Baton Rouge	Baton Rouge, LA	4/28/2016	PENN
Boomtown Bossier City	Bossier City, LA	4/28/2016	PENN
L'Auberge Lake Charles	Lake Charles, LA	4/28/2016	PENN
Boomtown New Orleans	New Orleans, LA	4/28/2016	PENN
Ameristar Vicksburg	Vicksburg, MS	4/28/2016	PENN
River City Casino & Hotel	St. Louis, MO	4/28/2016	PENN
Jackpot Properties (Cactus Petes and Horseshu)	Jackpot, NV	4/28/2016	PENN
Plainridge Park Casino	Plainridge, MA	10/15/2018	PENN
CZR Master Lease (6 Properties)
Tropicana Atlantic City	Atlantic City, NJ	10/1/2018	CZR
Tropicana Laughlin	Laughlin, NV	10/1/2018	CZR
Trop Casino Greenville	Greenville, MS	10/1/2018	CZR
Belle of Baton Rouge	Baton Rouge, LA	10/1/2018	CZR
Isle Casino Hotel Bettendorf	Bettendorf, IA	12/18/2020	CZR
Isle Casino Hotel Waterloo	Waterloo, IA	12/18/2020	CZR
BYD Master Lease (3 Properties)
Belterra Casino Resort	Florence, IN	4/28/2016	BYD
Ameristar Kansas City	Kansas City, MO	4/28/2016	BYD
Ameristar St. Charles	St. Charles, MO	4/28/2016	BYD
Bally's Master Lease ( 2 Properties)
Tropicana Evansville	Evansville, IN	06/03/2021	BALY
Dover Downs	Dover, DE	06/03/2021	BALY
Casino Queen Master Lease (2 Properties)
Casino Queen	East St. Louis, IL	1/23/2014	Casino Queen
Hollywood Casino Baton Rouge	Baton Rouge, LA	12/17/2021	Casino Queen
Single Asset Leases
Belterra Park Gaming & Entertainment Center	Cincinnati, OH	10/15/2018	BYD
Lumière Place	St. Louis, MO	10/1/2018	CZR
The Meadows Racetrack and Casino	Washington, PA	9/9/2016	PENN
Hollywood Casino Morgantown	Morgantown, PA	10/1/2020	PENN
Hollywood Casino Perryville	Perryville, MD	7/1/2021	PENN
Live! Hotel & Casino Maryland	Hanover, MD	12/29/2021	Cordish
TRS Segment
Tropicana Las Vegas	Las Vegas, NV	4/16/2020	PENN

Lease Information

	Master Leases
	PENN Master Lease	PENN Amended Pinnacle Master Lease	Caesars Amended and Restated Master Lease	BYD Master Lease	Bally's Master Lease	Casino Queen Master Lease
Property Count	19	12	6	3	2	2
Number of States Represented	10	8	5	2	2	2
Commencement Date	11/1/2013	4/28/2016	10/1/2018	10/15/2018	6/3/2021	12/17/2021
Lease Expiration Date	10/31/2033	4/30/2031	9/30/2038	04/30/2026	06/02/2036	12/17/2036
Remaining Renewal Terms	15 (3x5 years)	20 (4x5 years)	20 (4x5 years)	25 (5x5 years)	20 (4x5 years)	20 (4x5 years)
Corporate Guarantee	Yes	Yes	Yes	No	Yes	Yes
Master Lease with Cross Collateralization	Yes	Yes	Yes	Yes	Yes	Yes
Technical Default Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage (1)	1.1	1.2	1.2	1.4	1.35	1.4
Competitive Radius Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%	2%	(3)	2%	(4)	(5)
Coverage ratio at September 30, 2021 (2)	2.16	2.17	2.43	2.72	N/A	2.40
Minimum Escalator Coverage Governor	1.8	1.8	N/A	1.8	N/A	N/A
Yearly Anniversary for Realization	November	May	October	May	June	December
Percentage Rent Reset Details
Reset Frequency	5 years	2 years	N/A	2 years	N/A	N/A
Next Reset	November 2023	May 2022	N/A	May 2022	N/A	N/A

(1)    In support of our tenants, compliance with this ratio has been waived for all periods impacted by COVID-19. The Bally's Master Lease ratio declines to 1.20 once annual rent reaches $60 million.

(2)    Information with respect to our tenants' rent coverage over the trailing twelve months was provided by our tenants as of September 30, 2021. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy.

(3)    In the third lease year the annual building base rent became $62.1 million and the annual land component was increased to $23.6 million. Building base rent shall be increased by 1.25% annually in the 5th and 6th lease year, 1.75% in the 7th and 8th lease year, and 2% in the 9th lease year and each year thereafter. On December 18, 2020, the Company and Caesars completed an Exchange Agreement (the "Exchange Agreement") with subsidiaries of Caesars in which Caesars transferred to the Company the real estate assets of Waterloo and Bettendorf in exchange for the transfer by the Company to Caesars of the real property assets of Tropicana Evansville, plus a cash payment of $5.7 million. In connection with the Exchange Agreement, the annual building base rent was increased to $62.5 million and the annual land component was increased to $23.7 million.

(4)    If the CPI increase is at least 0.5% for any lease year, then the rent under the Bally's Master Lease shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(5)    Rent increases by 0.5% for the first six years. Beginning in the seventh lease year through the remainder of the lease term, if the CPI increases by at least 0.25% for any lease year then annual rent shall be increased by 1.25%, and if the CPI is less than 0.25% then rent will remain unchanged for such lease year.

Lease Information

Single Property Leases
	Belterra Park Lease operated by BYD	PENN-Meadows Lease	Lumière Place Lease operated by CZR	PENN - Morgantown Lease	PENN- Perryville Lease	Live! Casino & Hotel- Maryland
Commencement Date	10/15/2018	9/9/2016	9/29/2020	10/1/2020	7/1/2021	12/29/2021
Lease Expiration Date	04/30/2026	9/30/2026	10/31/2033	10/31/2040	6/30/2041	12/31/2060
Remaining Renewal Terms	25 (5x5 years)	19 (3x5years, 1x4 years)	20 (4x5 years)	30 (6x5 years)	15 (3x5 years)	21 (1x11 years, 1x10 years)
Corporate Guarantee	No	Yes	Yes	Yes	Yes	No
Technical Default Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage (1)	1.4	1.2	1.2	N/A	1.2	1.4
Competitive Radius Landlord Protection	Yes	Yes	Yes	N/A	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%	5% (2)	1.25% (3)	1.5% (4)	1.5% (5)	1.75% (6)
Coverage ratio at September 30, 2021 (7)	4.54	1.47	2.85	N/A	N/A	N/A
Minimum Escalator Coverage Governor	1.8	2.0	N/A	N/A	N/A	N/A
Yearly Anniversary for Realization	May	October	October	October	July	January 2024
Percentage Rent Reset Details
Reset Frequency	2 years	2 years	N/A	N/A	N/A	N/A
Next Reset	May 2022	October 2022	N/A	N/A	N/A	N/A

(1)    In support of our tenants, compliance with this ratio has been waived for all periods impacted by COVID-19.

(2)    Meadows contains an annual escalator for up to 5% of the base rent, if certain rent coverage ratio thresholds are met, which remains at 5% until the earlier of 10 years or the year in which total rent is $31 million, at which point the escalator is reduced to 2%.

(3)    For the second through fifth lease years, after which time the annual escalation becomes 1.75% for the 6th and 7th lease years and then 2% for the remaining term of the lease.

(4)    Increases by 1.5% on the opening date and for the first three lease years. Commencing on the fourth anniversary of the opening date and for each anniversary thereafter, if the CPI increase is at least 0.5% for any lease year, the rent for such lease year shall increase by 1.25% of rent as of the immediately preceding lease year, and if the CPI increase is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(5)    Building base rent increase for the second through fourth lease years, after which time the annual escalation becomes 1.25% to the extent CPI for the preceding lease year is at least 0.5%.

(6)    Effective on the second anniversary of the commencement date of the lease.

(7)    Information with respect to our tenants' rent coverage over the trailing twelve months was provided by our tenants as of September 30, 2021. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy.

Disclosure Regarding Non-GAAP Financial Measures

FFO, FFO per diluted common share and OP units, AFFO, AFFO per diluted common share and OP units, Adjusted EBITDA and REIT Cash NOI, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. These metrics are presented assuming full conversion of limited partnership units to common shares and therefore before the income statement impact of non-controlling interests. The Company believes FFO, FFO per diluted common share and OP units, AFFO, AFFO per diluted common share and OP units, Adjusted EBITDA and REIT Cash NOI provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. REIT Cash NOI is rental and other property income, inclusive of rent credits recognized during 2020 in connection with the Tropicana Las Vegas transaction, less cash property level expenses. REIT Cash NOI excludes depreciation, the amortization of land rights, real estate general and administrative expenses, other non-routine costs and the impact of certain generally accepted accounting principles (“GAAP”) adjustments to rental revenue, such as straight-line rent adjustments and non-cash ground lease income and expense. It is management's view that REIT Cash NOI is a performance measure used to evaluate the operating performance of the Company’s real estate operations and provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis.

FFO, FFO per diluted common share and OP units, AFFO, AFFO per diluted common share and OP units, Adjusted EBITDA and REIT Cash NOI are non-GAAP financial measures that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding (gains) or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, straight-line rent adjustments, (gains) or losses on sales of operations, net of tax, losses on debt extinguishment, and provision for credit losses, net, reduced by capital maintenance expenditures. We have defined Adjusted EBITDA as net income excluding interest, income tax expense, depreciation, (gains) or losses from sales of property and (gains) or losses on sales of operations, net of tax, stock based compensation expense, straight-line rent adjustments, amortization of land rights, losses on debt extinguishment, and provision for credit losses, net. For financial reporting and debt covenant purposes, the Company includes the amounts of non-cash rents earned in FFO, AFFO, and Adjusted EBITDA. Finally, we have defined REIT Cash NOI as Adjusted EBITDA for the REIT excluding real estate general and administrative expenses and including stock based compensation expense and (gains) or losses from sales of property.

FFO, FFO per diluted common share and OP units, AFFO, AFFO per diluted common share and OP units, Adjusted EBITDA and REIT Cash NOI are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share, Adjusted EBITDA and REIT Cash NOI, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our expectations regarding our receipt of rent payments in future periods, the impact of future transactions, the Company's position to deliver long-term growth and extend its long-term record of shareholder value creation and expected future dividend payments. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the effect of pandemics such as COVID-19 on GLPI as a result of the impact of such pandemics on the business operations of GLPI’s tenants and their continued ability to pay rent in a timely manner or at all; GLPI’s ability to successfully consummate the announced transactions with Cordish and Bally's, including the ability of the parties to satisfy the various conditions to closing, including receipt of all required regulatory approvals, or other delays or impediments to completing the proposed transactions; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; GLPI's ability to maintain its status as a REIT; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; the impact of our substantial indebtedness on our future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur as presented or at all.

Contact
Gaming and Leisure Properties, Inc.            Investor Relations
Matthew Demchyk, Chief Investment Officer        Joseph Jaffoni, Richard Land, James Leahy at JCIR
610/378-8232                        212/835-8500
glpi@jcir.com